Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Access to Money, Inc.
Cherry Hill, New Jersey

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Access to Money, Inc. (formerly known as TRM Corporation), of our report dated March 31, 2009, relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Access to Money, Inc. for the year ended December 31, 2008.

/s/ McGladrey & Pullen, LLP

Blue Bell, Pennsylvania
September 29, 2009